Exhibit 99.1

THE BRAND HOUSE COLLECTIVE PROVIDES BUSINESS UPDATE

Bed Bath & Beyond Home Grand Opening Surpasses Expectations, Underscoring Brand Strength

Kirkland’s Home IP Sale Accelerates Conversions and Unlocks Wholesale Expansion

Reports Q2 Fiscal 2025 Financial Results

NASHVILLE, Tenn. (September 16, 2025) — The Brand House Collective, Inc. (Nasdaq: TBHC) (“Brand House Collective” or the “Company”), formerly Kirkland’s, Inc., announced recent business highlights including the successful grand opening for its first Bed Bath & Beyond Home store and the sale of the Kirkland’s Home intellectual property to Bed Bath & Beyond, Inc. (“Beyond”). In addition, the Company announced its financial results for the 13-week and 26-week periods ended August 2, 2025.

Amy Sullivan, CEO of Brand House Collective, said, “The debut of our first Bed Bath & Beyond Home store was met with overwhelming demand, exceeding our expectations, and generating nationwide excitement that affirms the strength of this iconic brand. That early success gives us confidence to accelerate the conversion of Kirkland’s Home stores. We are also unlocking new opportunities by monetizing the Kirkland’s Home name, both inside Bed Bath & Beyond stores and through wholesale partnerships with independent retailers, creating an exciting new chapter for a brand with a 60-year legacy. This is just the beginning of what’s ahead.”

Recent Business Highlights

●	On September 15, 2025, the Company sold the Kirkland’s Home intellectual property to Bed Bath & Beyond, Inc. for $10 million and closed a $20 million expansion of the existing credit agreement with Bed Bath & Beyond, Inc. to support current operations as well as store conversion and channel expansion plans.
●	On August 8, 2025, the Company successfully opened the first Bed Bath & Beyond Home store in Nashville, TN to strong customer reception and national media attention which generated more than 250 million impressions.
●

The Company plans to open 5 additional Bed Bath & Beyond Home stores in the greater Nashville market in fiscal 2025 and is on track to convert all Kirkland’s Home stores into Bed Bath & Beyond stores over the next 24 months.

●	Store plans for the broader portfolio of Bed Bath & Beyond brands, including buybuy Baby and Overstock, are in development with the expectation for the first buybuy Baby store to open in fiscal 2026.
●	The Company is in the early stages of planning and expansion of Kirkland’s Home into the wholesale market creating a new growth channel with the potential to add scale, improve supply chain efficiency and strengthen unit economics of current product assortment.

Second Quarter 2025 Financial Results

Ms. Sullivan commented, “Our Q2 results reflect two major events that weighed heavily on the quarter: the tornado damage at our distribution center and our deliberate decision to liquidate select inventory ahead of expanding Bed Bath & Beyond assortments. Together, these factors were the dominant drivers of the year-over-year decline in profitability and created near-term pressure on sales, particularly in e-commerce. While the tornado was a one-time disruption, our inventory actions are intentionally reallocating space and capital to Bed Bath & Beyond assortments that we believe will drive stronger growth ahead.”

●

Net sales in the second quarter of 2025 were $75.8 million, compared to $86.3 million in the prior year quarter, driven by a 9.7% decline in consolidated comparable sales and a decline in store count of approximately 5%. Consolidated comparable sales is inclusive of a comparable store sales increase of 0.4% and e-commerce decline of 38.5% compared to the second quarter of fiscal 2024.

●

Gross profit was $12.4 million, or 16.3% of net sales, compared to $17.7 million, or 20.5% of net sales in the prior year quarter. The decline is primarily a result of a decline in merchandise margin and the deleverage of store occupancy costs on lower sales. The decline in merchandise margin was primarily due to liquidation activity to optimize inventory ahead of expanding Bed Bath & Beyond assortments, the write off of the inventory damaged by the tornado and incremental tariff costs.

●	Operating expenses in the second quarter of 2025 were $31.1 million, or 41.1% of net sales, compared to $31.0 million, or 35.9% of net sales in the prior year quarter. The second quarter of 2025 included higher insurance costs related to damage at the Company’s Jackson, Tennessee distribution center due to a tornado that hit the center on May 20, 2025.
●	In total, the Company incurred expenses of $2.0 million related to damage caused by the tornado that damaged the Company’s distribution center in Jackson, Tennessee on May 20, 2025. Related expenses which included freight to move product to temporary storage facilities and professional fees to secure and repair the site, net of insurance proceeds were recorded in other operating expenses, and the write-off of damaged inventory, which is a component of cost of sales.
●	Net loss in the second quarter of 2025 was $20.2 million, or a loss of $0.90 per diluted share, compared to $14.5 million, or a loss of $1.11 per diluted share in the prior year quarter. Diluted weighted average shares outstanding in the second quarter of 2025 were approximately 22.5 million compared to 13.1 million in the prior year quarter, mainly due to Beyond acquiring approximately 8.9 million shares of common stock in the Company.
●	Adjusted net loss* in the second quarter of 2025 was $17.8 million, or an adjusted loss of $0.79 per diluted share, compared to adjusted net loss of $13.9 million, or an adjusted loss of $1.06 per diluted share in the prior year quarter.
●	Adjusted EBITDA* in the second quarter of 2025 was a loss of $14.3 million compared to a loss of $10.2 million in the prior year quarter.
●	The Company closed 5 stores during the period to end the quarter with 309 stores.

Balance Sheet

●	As of August 2, 2025, inventory was $81.7 million, compared to inventory of $92.8 million as of August 3, 2024.
●	As of August 2, 2025, the Company had a cash balance of $3.6 million, with $41.5 million of outstanding debt and $5.1 million in outstanding letters of credit under its senior secured revolving credit facility and $13.7 million in debt to Beyond, a related party and 40% owner of the Company. As of August 2, 2025, the Company had $3.0 million of availability for borrowing under the revolving credit facility, after the minimum required excess availability covenant.
●	As of September 16, 2025, the Company had $49.0 million of outstanding debt and $5.1 million of outstanding letters of credit under its revolving credit facility with $10.8 million of availability, after the minimum required excess availability covenant, and $13.7 million in term loans to Beyond with $20 million available from Beyond.
●	Availability under the Company’s revolving credit facility fluctuates largely based on eligible inventory levels, and as eligible inventory increases in the second and third fiscal quarters in support of the Company’s back-half sales plans, the Company’s borrowing capacity increases correspondingly.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA” and “Reconciliation of GAAP Net Income to Adjusted Net Income” for more information.

Conference Call

The Brand House Collective’s management will host a conference call to discuss its financial results for the second quarter ended August 2, 2025, followed by a question-and-answer period with President and CEO, Amy Sullivan, and SVP and CFO, Andrea Courtois.

Date: Tuesday, September 16, 2025

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ICR at TBHC@icrinc.com.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through September 23, 2025.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 7522303

About The Brand House Collective, Inc.

The Brand House Collective, Inc., formerly Kirkland’s Inc., is a multi-brand merchandising, supply chain and retail operator, managing a portfolio of iconic home and family brands including Kirkland’s Home and Bed Bath & Beyond Inc.’s Bed Bath & Beyond Home, Bed Bath & Beyond, buybuy Baby, and Overstock. Currently operating more than 300 stores across 35 states as well as e-commerce sites, www.kirklands.com and www.bedbathandbeyondhome.com, the Company offers distinctive brand experiences providing curated, high-quality product assortments for every room, every moment, and for every budget. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the effect of the transactions entered into with Beyond (the “Transactions”) on the Company’s business relationships; operating results and business generally; unexpected costs, charges or expenses resulting from the Transactions; potential litigation relating to the Transactions that could be instituted against Beyond, the Company or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; the ability to obtain the various synergies envisioned between the Company and Beyond; the ability of the Company to successfully open new stores or rebrand or operate existing Kirkland’s Home stores under a Bed Bath & Beyond Home or other licensed brand; the ability of the Company to successfully market its products to new customers and expand through new e-commerce platforms and to implement its plans, forecasts and other expectations with respect to its business after the completion of the Transactions and realize additional opportunities for growth and innovation; risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility; the fact that our independent registered public accounting firm’s report for the year ended February 1, 2025 is qualified as to our ability to continue as a going concern; the Company’s ability to successfully implement cost savings and other strategic initiatives intended to improve operating results and liquidity positions; the Company’s actual and anticipated progress towards its short-term and long-term objectives including its multi-brand and omni-channel strategy; the risk that natural disasters, pandemic outbreaks, global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain; the continuing consumer impact of inflation and countermeasures, including high interest rates; the effectiveness of the Company’s marketing campaigns; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; the Company’s ability to retain its senior management team; volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas; inflation, fluctuations in cost and availability of inventory; increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including the Company’s e-commerce systems and channels; the ability to control employment and other operating costs; availability of suitable retail locations and other growth opportunities; disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 2, 2025, as amended on May 30, 2025, and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	August 2,	August 3,
	2025	2024
Net sales	$75,788	$86,289
Cost of sales	63,419	68,629
Gross profit	12,369	17,660
Operating expenses:
Compensation and benefits	17,827	18,653
Other operating expenses	12,643	11,384
Depreciation (exclusive of depreciation included in cost of sales)	591	925
Asset impairment	52	20
Total operating expenses	31,113	30,982
Operating loss	(18,744)	(13,322)
Interest expense	1,464	1,420
Other income	(39)	(120)
Loss before income taxes	(20,169)	(14,622)
Income tax expense (benefit)	10	(118)
Net loss	$(20,179)	$(14,504)
Loss per share:
Basic	$(0.90)	$(1.11)
Diluted	$(0.90)	$(1.11)
Weighted average shares outstanding:
Basic	22,460	13,074
Diluted	22,460	13,074

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	26-Week Period Ended
	August 2,	August 3,
	2025	2024
Net sales	$157,292	$178,042
Cost of sales	124,639	133,314
Gross profit	32,653	44,728
Operating expenses:
Compensation and benefits	35,681	37,939
Other operating expenses	24,909	25,702
Depreciation (exclusive of depreciation included in cost of sales)	1,251	1,886
Asset impairment	72	31
Total operating expenses	61,913	65,558
Operating loss	(29,260)	(20,830)
Interest expense	2,812	2,547
Other income	(123)	(236)
Loss before income taxes	(31,949)	(23,141)
Income tax expense	54	193
Net loss	$(32,003)	$(23,334)
Loss per share:
Basic	$(1.44)	$(1.79)
Diluted	$(1.44)	$(1.79)
Weighted average shares outstanding:
Basic	22,277	13,019
Diluted	22,277	13,019

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	August 2,	February 1,	August 3,
	2025	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$3,641	$3,820	$4,461
Inventories, net	81,693	81,899	92,760
Prepaid expenses and other current assets	6,312	5,585	8,216
Total current assets	91,646	91,304	105,437
Property and equipment, net	18,749	22,062	25,454
Operating lease right-of-use assets	108,672	121,229	128,046
Other assets	2,863	7,593	7,282
Total assets	$221,930	$242,188	$266,219
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$56,583	$43,935	$59,967
Accrued expenses and other liabilities	21,386	20,183	20,956
Operating lease liabilities	37,372	39,355	38,602
Related party debt	1,541	—	—
Current debt, net	—	49,199	—
Total current liabilities	116,882	152,672	119,525
Operating lease liabilities	83,100	95,085	100,565
Related party debt, net	11,895	—	—
Long-term debt, net	41,520	10,003	61,396
Other liabilities	3,694	3,445	4,438
Total liabilities	257,091	261,205	285,924
Shareholders’ deficit	(35,161)	(19,017)	(19,705)
Total liabilities and shareholders’ deficit	$221,930	$242,188	$266,219

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	26-Week Period Ended
	August 2,	August 3,
	2025	2024
Cash flows from operating activities:
Net loss	$(32,003)	$(23,334)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	4,150	5,137
Amortization of debt issuance and original issue discount costs	843	256
Asset impairment	72	31
Gain (loss) on disposal of property and equipment	19	(7)
Stock-based compensation expense	321	556
Changes in assets and liabilities:
Inventories, net	206	(18,670)
Prepaid expenses and other current assets	(727)	(613)
Accounts payable	12,403	14,514
Accrued expenses	1,261	(2,207)
Operating lease assets and liabilities	(1,411)	(1,990)
Other assets and liabilities	4,800	(61)
Net cash used in operating activities	(10,066)	(26,388)

Cash flows from investing activities:
Proceeds from sale of property and equipment	18	17
Capital expenditures	(1,026)	(1,193)
Net cash used in investing activities	(1,008)	(1,176)

Cash flows from financing activities:
Borrowings on revolving line of credit	88,644	22,800
Repayments on revolving line of credit	(90,124)	(4,100)
Borrowings on term loans	5,000	10,000
Payments of debt and equity issuance costs	(570)	(429)
Cash used in net share settlement of stock options and restricted stock units	(55)	(51)
Proceeds from issuance of common stock	8,000	—
Net cash provided by financing activities	10,895	28,220

Cash and cash equivalents:
Net (decrease) increase	(179)	656
Beginning of the period	3,820	3,805
End of the period	$3,641	$4,461

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$325	$227
Non-cash accruals for debt and equity issuance costs	632	830

Conversion of convertible note, accrued interest and unamortized debt issuance costs into common stock	$6,676	—
Common stock issued in exchange for equity issuance costs	574	—

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release contains certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted loss per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net loss before income tax expense, interest expense, other income and depreciation. Adjusted EBITDA is defined as EBITDA adjusted to remove asset impairment, stock-based compensation expense (due to the non-cash nature of this expense), severance charges (as it fluctuates based on the needs of the business and does not represent a normal recurring operating expense), tornado related costs (as these do not represent a normal recurring expenses), and any financing related legal or professional fees that, due to their nature, did not qualify for capitalization as deferred debt or equity issuance costs.

Adjusted operating loss is defined as operating loss adjusted for asset impairment, stock-based compensation expense, severance charges, tornado related costs and financing related legal or professional fees not qualifying for capitalization. The Company defines adjusted net loss as net loss adjusted for asset impairment, stock-based compensation expense, severance charges, tornado related costs, financing related legal or professional fees not qualifying for capitalization and the related tax adjustments. The Company defines adjusted loss per diluted share as adjusted net loss divided by weighted average diluted share count.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows an unaudited non-GAAP measure reconciliation of net loss to EBITDA and adjusted EBITDA (in thousands) for the periods indicated:

	13-Week Period Ended		26-Week Period Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net loss	$(20,179)	$(14,504)	$(32,003)	$(23,334)
Income tax expense (benefit)	10	(118)	54	193
Interest expense	1,464	1,420	2,812	2,547
Other income	(39)	(120)	(123)	(236)
Depreciation	2,060	2,513	4,150	5,137
EBITDA	(16,684)	(10,809)	(25,110)	(15,693)
Adjustments:
Asset impairment(1)	52	20	72	31
Stock-based compensation expense(2)	82	264	321	556
Beyond transaction costs not subject to capitalization(3)	100	—	229	—
Severance charges(4)	157	317	283	390
Tornado expenses, net(5)	1,974	—	1,974	—
Total adjustments	2,365	601	2,879	977
Adjusted EBITDA	$(14,319)	$(10,208)	$(22,231)	$(14,716)

The following table shows an unaudited non-GAAP measure reconciliation of operating loss to adjusted operating loss (in thousands) for the periods indicated:

	13-Week Period Ended		26-Week Period Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Operating loss	$(18,744)	$(13,322)	$(29,260)	$(20,830)
Adjustments:
Asset impairment(1)	52	20	72	31
Stock-based compensation expense(2)	82	264	321	556
Beyond transaction costs not subject to capitalization(3)	100	—	229	—
Severance charges(4)	157	317	283	390
Tornado expenses, net(5)	1,974	—	1,974	—
Total adjustments	2,365	601	2,879	977
Adjusted operating loss	$(16,379)	$(12,721)	(26,381)	(19,853)

The following table shows an unaudited non-GAAP measure reconciliation of net loss and diluted loss per share to adjusted net loss and adjusted diluted loss per share (in thousands, except per share data) for the periods indicated:

	13-Week Period Ended		26-Week Period Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net loss	$(20,179)	$(14,504)	$(32,003)	$(23,334)
Adjustments:
Asset impairment(1)	52	20	72	31
Stock-based compensation expense(2)	82	264	321	556
Beyond transaction costs not qualifying for capitalization(3)	100	—	229	—
Severance charges(4)	157	317	283	390
Tornado expenses, net(5)	1,974	—	1,974	—
Total adjustments	2,365	601	2,879	977
Tax benefit of adjustments	10	4	20	18
Total adjustments, net of tax	2,375	605	2,899	995
Adjusted net loss	$(17,804)	$(13,899)	$(29,104)	$(22,339)

Diluted loss per share	$(0.90)	$(1.11)	$(1.44)	$(1.79)
Adjusted diluted loss per share	$(0.79)	$(1.06)	$(1.31)	$(1.72)

Diluted weighted average shares outstanding	22,460	13,074	22,277	13,019

(1)	Asset impairment charges are related to store property and equipment.
(2)	Stock-based compensation expense includes amounts amortized to expense related to equity incentive plans.
(3)

Consulting and legal fees incurred relating to the Company’s transactions with Beyond that, due to their nature, did not qualify for capitalization as deferred debt or equity issuance costs. Given the magnitude and scope of these strategic transactions, the Company considers the incremental consulting and legal fees incurred not reflective of the ongoing costs to operate its business.

(4)	Severance charges include expenses related to severance agreements and permanent store closure compensation costs.
(5)	Tornado related costs include the write-off of damaged inventory, a component of cost of sales, and expenses to move product to temporary storage and professional fees to secure and repair the damage caused by the tornado that damaged the Company’s distribution center in Jackson, Tennessee on May 20, 2025 which are recorded in other operating expenses, net of insurance proceeds.